Exhibit 99.1

FOR IMMEDIATE RELEASE:

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS RESULTS FOR SECOND QUARTER 2012

Revenues decline 4%, grow 1% excluding foreign exchange rate impacts
●Americas up 1%
●International down 6% (up 1% excluding foreign exchange)

OIBDAN decreases 7%, or 5% excluding foreign exchange rate impacts

-----------------
San Antonio, Texas August 1, 2012…Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the second quarter ended June 30, 2012.

“We are pleased that the Company continued to make solid progress in spite of the economic headwinds – growing the business at both our International and Americas operations in the quarter,” said Bob Pittman, Executive Chairman of Clear Channel Outdoor Holdings, Inc.  “We are investing aggressively in this business, especially on digital displays and other innovative infrastructure, to accelerate our growth in the future.”

“Our results in the quarter continued to benefit from our strategic digital investments, even with weaker demand in parts of Europe,” said Chief Executive Officer William Eccleshare.  “At our Americas business, we deployed 49 additional digital billboards for a total of 963 installations.  Internationally, street furniture was the primary driver of growth in China, Australia and the U.K., with billboards improving in Switzerland.  At both our Americas and International operations, we will continue to work hard to drive profitability.”

Second Quarter 2012 Results

The Company reported revenues of $761 million in the second quarter of 2012, a decrease from the $789 million for the same period of 2011.  Excluding the effects of movements in foreign exchange rates,1 revenues grew $10 million, or 1%.

•
Americas revenues rose $2 million, or 1%, compared to the same quarter of 2011, driven primarily by revenue growth from bulletins due to the continued deployment of digital displays and increased airport revenues on higher rates.

•
International revenues increased $7 million, or 1%, compared to the second quarter of 2011, excluding the effects of movements in foreign exchange rates.  Growth resulted mainly from higher street furniture revenues, particularly in China, Australia and the UK, as well as increased billboard revenues in Switzerland.  On a reported basis, revenues declined $30 million, or 6%, due to unfavorable movements in foreign exchange rates.

OIBDAN1 totaled $196 million in the second quarter of 2012 compared to $210 million in the same quarter of 2011, reflecting a decrease of 7%.  OIBDAN declined 5% during the second quarter of 2012, excluding the negative impact of movements in foreign exchange rates.  In the second quarter of 2012, the Company incurred charges related to certain strategic revenue and cost initiatives to improve operations and continue to invest in the Company’s long-term profitability.

Net loss attributable to the Company totaled $8 million, or $0.04 per diluted share, in the second quarter of 2012.  This compares to net income attributable to the Company of $27 million, or $0.07 per diluted share, for the same period of 2011.

Key Highlights

The Company’s key highlights include:

•	Installing 49 new digital billboards for a total of 963 across 37 U.S. markets;
•
Winning one of the largest advertising contracts in Norwegian history to manage all of the advertising across public transportation in the cities of Oslo and Akershus on behalf of Sporveis-Annonsene AS, one of Norway’s public transport companies;

•	Renewing one of the largest out-of-home advertising contracts in Sweden with SL, Stockholm’s public transportation company; and
•
Announcing Clear Channel Airports’ multi-year advertising contract extension with the Denver International Airport, creating one of the largest digital footprints of any North American airport; as well as, launching Clear Channel Airports’ new enhanced version of its flySMART mobile app to better serve airline passengers.

Revenues, Operating Expenses and OIBDAN by Segment

(In thousands)	Three Months Ended June 30,		%
	2012	2011	Change
Revenues1:
Americas	$320,678	$318,217	1%
International	440,648	470,991	(6%)
Consolidated revenues	$761,326	$789,208	(4%)

Operating expenses1, 2:
Americas	$186,644	$188,371	(1%)
International	350,422	367,663	(5%)
Consolidated operating expenses	$537,066	$556,034	(3%)

OIBDAN1:
Americas	$134,034	$129,846	3%
International	90,226	103,328	(13%)
Corporate1, 2	(27,798)	(23,005)
Consolidated OIBDAN	$196,462	$210,169	(7%)

Certain prior period amounts have been reclassified to conform to the 2012 presentation of financials throughout the press release.

1See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding foreign exchange effects to revenues; (iii) direct operating and SG&A expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) direct operating and SG&A expenses excluding non-cash compensation expenses to expenses; (vi) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vii) OIBDAN to net income (loss).  See also the definition of OIBDAN under the Supplemental Disclosure section of this release.

2The Company’s operating expenses include direct operating expenses and SG&A expenses, but exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock and restricted stock unit awards.  Corporate expenses also exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock and restricted stock unit awards.

Americas

Americas revenues rose $2 million, or 1%, compared to the second quarter of 2011, driven by bulletin revenue growth resulting from the Company’s continued deployment of digital displays, as well as higher airport sales on increased rates.  Declines in poster revenues partially offset overall revenue growth.

Operating expenses decreased $2 million during the second quarter of 2012 compared to the same period of 2011, including a decline of $8 million resulting from a favorable court ruling.  Partly offsetting the expense decline were increased personnel costs and expenses associated with strategic revenue initiatives, as well as higher site lease expenses resulting primarily from the deployment of more than 250 digital billboards since the second quarter of 2011.

Americas OIBDAN for the second quarter of 2012 totaled $134 million, an increase of 3% compared to OIBDAN of $130 million for the same period of 2011.

As of June 30, 2012, the Company has deployed more than 960 digital billboards, including 49 during the quarter, across 37 markets in the United States.

International

International revenues increased $7 million, or 1%, compared to the second quarter of 2011, excluding the effects of movements in foreign exchange rates.  Street furniture revenues grew across certain countries, including China, Australia and the UK, while billboard revenues grew in Switzerland.  New street furniture and transit contracts won during 2011 helped drive revenue growth.  Revenue increases were offset in part by declines resulting from weakened macroeconomic conditions across France, southern Europe and the Nordic countries.  On a reported basis, revenues declined $30 million, or 6%, compared to the same quarter of 2011, resulting from $37 million of unfavorable movements in foreign exchange rates.

Operating expenses rose $16 million, excluding the effects of movements in foreign exchange rates, reflecting higher site lease expenses associated primarily with new contracts gained during 2011, as well as increased legal and other expenses in Latin America.  On a reported basis, operating expenses decreased $17 million, including a $34 million decline due to the effects of movements in foreign exchange rates.

Excluding the effects of movements in foreign exchange rates, International OIBDAN for the second quarter of 2012 declined 9%.  On a reported basis, OIBDAN decreased 13% to $90 million from $103 million in 2011.

Conference Call

The Company, along with its parent company CC Media Holdings, Inc., will host a teleconference to discuss results today at 4:30 p.m. Eastern Time.  The conference call number is 1-800-707-9573 and the passcode is 254783.  The teleconference will also be available via a live audio cast on the investor section of the Clear Channel Outdoor Holdings, Inc. website, located at http://www.clearchanneloutdoor.com/corporate/investor-relations/.  A replay of the call will be available after the live conference call, beginning at 6:30 p.m. Eastern Time, for a period of 30 days.  The replay numbers are 1-800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode is 254783.  The audio cast will also be archived on the website and will be available beginning 24 hours after the call for a period of 30 days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands, except per share data)	Three Months Ended June 30,
	2012	2011
Revenues	$761,326	$789,208
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	406,895	415,472
Selling, general and administrative expenses (excludes depreciation and amortization)	132,285	142,937
Corporate expenses (excludes depreciation and amortization)	27,838	23,038
Depreciation and amortization	99,668	105,600
Other operating income – net	2,746	4,300
Operating income	97,386	106,461

Interest expense	102,953	60,803
Interest income on Due from Clear Channel	16,089	10,518
Equity in earnings (loss) of nonconsolidated affiliates	(157)	673
Other expense – net	(1,631)	(277)
Income before income taxes	8,734	56,572
Income tax expense	(8,082)	(22,360)
Consolidated net income	652	34,212
Less: amount attributable to noncontrolling interest	8,768	7,517

Net income (loss) attributable to the Company	$(8,116)	$26,695

Diluted net income (loss) per share	$(0.04)	$0.07

Weighted average shares outstanding – Diluted	356,944	356,658

Foreign exchange rate movements decreased the Company’s 2012 second quarter revenues and direct operating and SG&A expenses by approximately $38 million and $34 million, respectively, compared to the same period of 2011.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for June 30, 2012 and December 31, 2011 was:

(In millions)	June 30, 2012	December 31, 2011

Cash	$491.3	$542.7
Total Current Assets	$1,400.6	$1,453.7
Net Property, Plant and Equipment	$2,214.4	$2,246.7
Due from Clear Channel Communications	$712.3	$656.0
Total Assets	$7,055.8	$7,088.2

Current Liabilities (excluding current portion of long-term debt)	$707.7	$697.2
Long-Term Debt (including current portion of long-term debt)	$4,742.2	$2,545.9
Shareholders’ Equity	$522.4	$2,740.2

TABLE 3 - Total Debt

At June 30, 2012 and December 31, 2011, Clear Channel Outdoor Holdings had net debt of:

(In millions)	June 30, 2012	December 31, 2011

Clear Channel Worldwide Holdings Senior Notes:
9.25% Series A Senior Notes Due 2017	$500.0	$500.0
9.25% Series B Senior Notes Due 2017	2,000.0	2,000.0
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	—
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	—
Other Debt	42.2	45.9
Total	4,742.2	2,545.9
Cash	491.3	542.7
Net Debt	$4,250.9	$2,003.2

The current portion of long-term debt, which is included in Other Debt, was $23.1 million as of June 30, 2012.

Liquidity and Financial Position

For the quarter ended June 30, 2012, cash flow provided by operating activities was $65 million, cash flow used for investing activities was $84 million, cash flow used for financing activities was $18 million, and the effect of exchange rate changes on cash was $6 million, for a net decrease in cash of $43 million.

Capital expenditures for the quarter ended June 30, 2012 totaled approximately $75 million compared to $59 million for the quarter ended June 30, 2011.

The Clear Channel Worldwide Holdings, Inc. Senior Notes indentures restrict the Company’s ability to incur additional indebtedness but permit the Company to incur additional indebtedness based on an incurrence test.  In order to incur additional indebtedness under this test, the Company’s debt to adjusted EBITDA ratios (as defined by the indentures) must be lower than 6.5:1 and 3.25:1 for total debt and senior debt, respectively.  The Clear Channel Worldwide Holdings, Inc. Series B Senior Notes indenture permits the Company to pay dividends from the proceeds of indebtedness or the proceeds from asset sales if the Company’s debt to adjusted EBITDA ratios (as defined by the indenture) are lower than 6.0:1 and 3.0:1 for total debt and senior debt, respectively.  If these ratios are not met, the Company has certain exceptions that allow the Company to pay dividends, including a $500 million exception for the payment of dividends.

Consolidated leverage ratio, defined as total debt divided by EBITDA for the preceding four quarters, was 6.05:1 at June 30, 2012, and senior leverage ratio, defined as senior debt divided by EBITDA for the preceding four quarters, was 3.24:1 at June 30, 2012.  The Company’s adjusted EBITDA of $785.7 million is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense) – net, plus non-cash compensation, and is further adjusted for the following items: (i) an increase of $30.9 million for non-cash items; (ii) an increase of $48.1 million related to expenses incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; and (iii) an increase of $9.3 million for various other items.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months ended June 30, 2012 and 2011.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense) - net; Equity in earnings (loss) of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; Other operating income (expense) – net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance.  This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  We believe this measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and net income.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management.  The Company believes it helps improve investors' ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates.  In addition, the Company believes this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs.  As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions that are excluded.

In addition, because a significant portion of the Company's advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the2012 actual foreign revenues, expenses and OIBDAN at average 2011 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding foreign exchange effects to revenues; (iii) Expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) Expenses excluding non-cash compensation expenses to expenses; (vi) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vii) OIBDAN to net income (loss).

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income – net	OIBDAN

Three Months Ended June 30, 2012
Americas	$84,227	$1,240	$48,567	$—	$134,034
International	38,642	874	50,710	—	90,226
Corporate	(28,229)	40	391	—	(27,798)
Other operating income – net	2,746	—	—	(2,746)	—
Consolidated	$97,386	$2,154	$99,668	$(2,746)	$196,462

Three Months Ended June 30, 2011
Americas	$77,850	$1,674	$50,322	$—	$129,846
International	47,349	701	55,278	—	103,328
Corporate	(23,038)	33	—	—	(23,005)
Other operating income – net	4,300	—	—	(4,300)	—
Consolidated	$106,461	$2,408	$105,600	$(4,300)	$210,169

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended June 30,		%
	2012	2011	Change

Consolidated revenues	$761,326	$789,208	(4%)
Excluding: Foreign exchange decrease (increase)	38,144	—
Revenues excluding effects of foreign exchange	$799,470	$789,208	1%

Americas revenues	$320,678	$318,217	1%
Excluding: Foreign exchange decrease (increase)	774	—
Americas revenues excluding effects of foreign exchange	$321,452	$318,217	1%

International revenues	$440,648	$470,991	(6%)
Excluding: Foreign exchange decrease (increase)	37,370	—
International revenues excluding effects of foreign exchange	$478,018	$470,991	1%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended June 30,		%
	2012	2011	Change

Consolidated expenses	$539,180	$558,409	(3%)
Excluding: Foreign exchange decrease (increase)	33,938	—
Expenses excluding effects of foreign exchange	$573,118	$558,409	3%

Americas expenses	$187,884	$190,045	(1%)
Excluding: Foreign exchange decrease (increase)	356	—
Americas expenses excluding effects of foreign exchange	$188,240	$190,045	(1%)

International expenses	$351,296	$368,364	(5%)
Excluding: Foreign exchange decrease (increase)	33,582	—
International expenses excluding effects of foreign exchange	$384,878	$368,364	4%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended June 30,		%
	2012	2011	Change

Consolidated OIBDAN	$196,462	$210,169	(7%)
Excluding: Foreign exchange decrease (increase)	4,206	—
OIBDAN excluding effects of foreign exchange	$200,668	$210,169	(5%)

Americas OIBDAN	$134,034	$129,846	3%
Excluding: Foreign exchange decrease (increase)	418	—
Americas OIBDAN excluding effects of foreign exchange	$134,452	$129,846	4%

International OIBDAN	$90,226	$103,328	(13%)
Excluding: Foreign exchange decrease (increase)	3,788	—
International OIBDAN excluding effects of foreign exchange	$94,014	$103,328	(9%)

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Non-cash compensation expenses to Expenses

(In thousands)	Three Months Ended June 30,		%
	2012	2011	Change

Americas	$187,884	$190,045	(1%)
Less: Non-cash compensation expenses	(1,240)	(1,674)
	186,644	188,371	(1%)

International	351,296	368,364	(5%)
Less: Non-cash compensation expenses	(874)	(701)
	350,422	367,663	(5%)

Plus: Non-cash compensation expenses	2,114	2,375
Consolidated divisional operating expenses	$539,180	$558,409	(3%)

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended June 30,		%
	2012	2011	Change
Corporate Expenses	$27,838	$23,038	21%
Less: Non-cash compensation expenses	(40)	(33)
	$27,798	$23,005	21%

Reconciliation of OIBDAN to Net Income (Loss)

(In thousands)	Three Months Ended June 30,
	2012	2011
OIBDAN	$196,462	$210,169
Non-cash compensation expense	2,154	2,408
Depreciation and amortization	99,668	105,600
Other operating income – net	2,746	4,300
Operating income	97,386	106,461

Interest expense	102,953	60,803
Interest income on Due from Clear Channel	16,089	10,518
Equity in earnings (loss) of nonconsolidated affiliates	(157)	673
Other expense – net	(1,631)	(277)
Income before income taxes	8,734	56,572
Income tax expense	(8,082)	(22,360)
Consolidated net income	652	34,212
Less: amount attributable to noncontrolling interest	8,768	7,517

Net income (loss) attributable to the Company	$(8,116)	$26,695

About Clear Channel Outdoor Holdings

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies, with more than 750,000 displays in over 40 countries across five continents, including 48 of the 50 largest markets in the United States.  Clear Channel Outdoor Holdings offers many types of displays across its global platform to meet the advertising needs of its customers. This includes a growing digital platform that now offers over 950 digital billboards across 37 U.S. markets.  Clear Channel Outdoor Holdings’ International segment operates in over 30 countries across Asia, Australia, Europe, and Latin America in a wide variety of formats.

For further information, please contact:

Media

Wendy Goldberg
Senior Vice President – Communications
(212) 549-0965

Investors

Brian Coleman
Senior Vice President and Treasurer
(210) 822-2828

Or visit the Company’s web site at www.clearchanneloutdoor.com.

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; taxes and tax disputes; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; and risks that we may not achieve or sustain anticipated cost savings.  Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release. Other key risks are described in the Company’s reports and other documents filed with the U.S. Securities and Exchange Commission, including in the section entitled "Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this document, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.